As filed with the Securities and Exchange Commission on June 25, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPHASTAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	33-0702205 (I.R.S. Employer Identification Number)

11570 6th Street

Rancho Cucamonga, California 91730

(909) 980-9484

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason B. Shandell

President

Amphastar Pharmaceuticals, Inc.

11570 6th Street

Rancho Cucamonga, California 91730

(909) 980-9484

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David B. Allen Michael A. Hedge K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, CA 92618 (949) 253-0900	Donna M. Petkanics Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ No. 333-196097

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.0001 per share	736,000	$7.00	$5,152,000	$664

(1)                                  Registrant previously registered securities on a Registration Statement on Form S-1, as amended (File No. 333-196097), which was declared effective on June 24, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $5,152,000 is hereby registered, which includes an additional 96,000 shares of common stock that the underwriters have the option to purchase.

(2)                                  Based on the public offering price.

(3)                                  Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $101,568,000 on Registration Statement on Form S-1, as amended (File No. 333-196097), which was declared effective by the Securities and Exchange Commission on June 24, 2014.

(4)                                  A registration fee of $13,082 was previously paid in connection with the initial filing of the related Registration Statement on Form S-1 (File No. 333-196097).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, Amphastar Pharmaceuticals, Inc., a Delaware corporation (“Registrant”), is filing this registration statement with the Securities and Exchange Commission (the “Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-196097), which the Registrant originally filed on May 20, 2014 (“Prior Registration Statement”), and which the Commission declared effective on June 24, 2014.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 736,000 shares, 96,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional  securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California on this 25th day of June, 2014.

AMPHASTAR PHARMACEUTICALS, INC.

By:	/s/ JACK YONGFENG ZHANG
Jack Yongfeng Zhang Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JACK YONGFENG ZHANG	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2014
Jack Yongfeng Zhang

	*	Chairman, Chief Operating Officer and Director	June 25, 2014
Mary Z. Luo

	*	President and Director	June 25, 2014
Jason B. Shandell

	*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2014
William J. Peters

	*	Director	June 25, 2014
Floyd Petersen

	*	Director	June 25, 2014
Richard Koo

	*	Director	June 25, 2014
Richard Prins

	*	Director	June 25, 2014
Michael A. Zasloff

	*	Director	June 25, 2014
Howard Lee

	*	Director	June 25, 2014
Stephen Shohet

*By:	/s/ JACK YONGFENG ZHANG
Jack Yongfeng Zhang Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of K&L Gates LLP

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of K&L Gates LLP (included in Exhibit 5.1)

24.1	*

Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196097), originally filed with the Securities and Exchange Commission on May 20, 2014 and incorporated by reference herein)

*     Previously filed.

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